Exhibit 1.1

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                     ASSET-BACKED SECURITIES, SERIES 2002-2

                             UNDERWRITING AGREEMENT

                                                                   July 26, 2002
To: the Firm or Firms
  of the Underwriter named
  on the signature page hereof

Ladies and Gentlemen:

     Bear Stearns Asset Backed Securities, Inc., a Delaware corporation ("BSABS"), proposes to cause to be issued and to sell to you, as underwriter (the "Underwriter"), the Asset-Backed Certificates, Series 2002-2, having the classes specified on Exhibit A hereto and described in Section 2 hereof (the "Public Certificates") having the characteristics set forth in the Prospectus Supplement (as defined below), evidencing ownership interests in a trust consisting of mortgage notes and the related mortgages acquired by BSABS (the "Mortgage Loans") and other related property (collectively, the "Trust Fund"). The Mortgage Loans will be of the type and will have the characteristics described in the Prospectus Supplement, subject to the variances, ranges, minimums and maximums set forth in the Prospectus Supplement, and will have the aggregate principal balance set forth in the Prospectus Supplement, subject to an upward or downward variance in principal balance, not to exceed the percentage set forth in the Prospectus Supplement, the precise aggregate principal balance within such range to be determined by BSABS in its sole discretion.

     The Public Certificates, together with the other class of certificates of the series specified in Exhibit A hereto (the "Private Certificates," and collectively with the Public Certificates, the "Certificates") are to be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2002 (the "Cut-off Date"), among BSABS, as Depositor, EMC Mortgage Corporation ("EMC"), as seller and a master servicer (in its capacity as the seller, the "Seller" and in its capacity as a master servicer, the "EMC Master Servicer"), Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as master servicer and securities administrator (in its capacity as master servicer, the "Wells Fargo Master Servicer" and in its capacity as securities administrator, the "Securities Administrator"), and Bank One, National Association, as trustee, (the "Trustee"). The Public Certificates of each class will be issued in the minimum denominations and will have the terms set forth in the Prospectus Supplement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

     1. REPRESENTATIONS AND WARRANTIES. BSABS represents and warrants to, and agrees with, the Underwriter that:

          (i) A registration statement on Form S-3 (File No. 333-56242), including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"). As of the Closing Date (as hereinafter defined), no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or to BSABS' knowledge threatened by the Commission. The prospectus in the form in which it will be used in connection with the offering of the Public Certificates is proposed to be supplemented by a prospectus supplement dated July 26, 2002, relating to the Certificates and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement is hereinafter referred to as the "Registration Statement"; such prospectus supplement, as first filed with the Commission, is hereinafter referred to as the "Prospectus Supplement"; and such Prospectus Supplement, together with the attached base prospectus, dated as of November 27, 2001, in the form in which it will be filed with the Commission in connection with the offering of the Public Certificates, including documents incorporated therein as of the time of such filing, is hereinafter referred to as the "Prospectus"). Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date on which the Registration Statement, as amended, became effective or the issue date of such preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be; and any reference herein to the terms "amend," "amendment" or supplement with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date on which the Registration Statement became effective or the issue date of any preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be, deemed to be incorporated therein by reference.

          (ii) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement will conform, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Public Certificates, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission as of the Closing Date will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of the Closing Date. The Registration Statement, at the time it became effective, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the date of the Prospectus Supplement, and the Prospectus as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that BSABS makes no representations, warranties or agreements as to the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to BSABS by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, such information being defined in the Indemnification and Contribution Agreement, dated the date hereof (the "Indemnification Agreement"), among BSABS, EMC, and the Underwriter.

          (iii) The Public Certificates will conform in all material respects to the description thereof contained in the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. None of the Certificates will, when issued, be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act.

          (iv) This Agreement has been duly authorized, executed and delivered by BSABS. As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by BSABS and will conform in all material respects to the descriptions thereof contained in the Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, this Agreement and the Pooling and Servicing Agreement each will constitute a legal, valid and binding agreement of BSABS enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

          (v) BSABS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Pooling and Servicing Agreement and this Agreement.

          (vi) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or by-laws of BSABS, and BSABS is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which BSABS is a party or by which it or its properties are bound, or
     (ii) any law, decree, order, rule or regulation applicable to BSABS of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over BSABS, or its properties, the default in or the breach or violation of which would have a material adverse effect on BSABS or the Certificates or the ability of BSABS to perform its obligations under the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

          (vii) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by BSABS of the transactions contemplated by this Agreement, the Indemnification Agreement or the Pooling and Servicing Agreement (other than as required under "blue sky" or state securities laws, as to which no representations and warranties are made by BSABS), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed.

          (viii) There is no action, suit or proceeding before or by any court, administrative or governmental agency now pending to which BSABS is a party, or to the best of BSABS' knowledge threatened against BSABS, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of BSABS or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement.

          (ix) At the time of execution and delivery of the Pooling and Servicing Agreement, (1) BSABS will own the Mortgage Loans being transferred to the Trust Fund pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Fund any of its right, title or interest in the Mortgage Loans, (2) BSABS will have the power and authority to transfer the Mortgage Loans to the Trust Fund and to transfer the Certificates to you, and (3) upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, and delivery of the Certificates to BSABS, the Trust Fund will own the Mortgage Loans free of Liens other than Liens permitted by the Pooling and Servicing Agreement or created or granted by you and (4) upon payment and delivery of the Public Certificates to you, you will acquire ownership of the Public Certificates, free of Liens other than Liens permitted by the Pooling and Servicing Agreement or created or granted by you.

          (x) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Indemnification Agreement, the Pooling and Servicing Agreement and the Certificates have been or will be paid by BSABS at or prior to the Closing Date, except for fees for recording assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by or on behalf of BSABS in accordance with the Pooling and Servicing Agreement.

          (xi) Each servicer who will be servicing any Mortgage Loans is qualified to do business in all jurisdictions in which its activities as servicer of the Mortgage Loans serviced by it require such qualification except where failure to be so qualified will not have a material adverse effect on such servicing activities.

          (xii) The transfer of the Mortgage Loans to the Trust Fund on the Closing Date will be treated by BSABS for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

          (xiii) BSABS is not doing business with Cuba.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, BSABS agrees to sell, and the Underwriter agrees to purchase from BSABS, the initial aggregate Certificate Principal Balance of each Class of Public Certificates to be purchased by the Underwriter as specified in the Prospectus Supplement. The purchase price at which the Underwriter will purchase the Public Certificates to be purchased by it shall be as set forth in a separate pricing letter dated the date hereof between the Underwriter and BSABS (the "Pricing Letter"), and the terms of each such Pricing Letter are hereby incorporated herein by reference as if such terms were stated herein in their entirety. References herein to this "Agreement" shall include the terms of each Pricing Letter.

     3. DELIVERY AND PAYMENT. The Public Certificates shall be delivered at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, on July 30, 2002 , at 10:00 a.m., which place, date and time may be changed by agreement between the Underwriter and BSABS (such date and time of delivery of and payment for such Public Certificates being hereinafter referred to as the "Closing Date"). Delivery of the Public Certificates shall be made to the Underwriter as against its payment of the purchase price therefor to or upon the order of BSABS in immediately available federal funds. The Public Certificates shall be registered in such names and in such denominations as the Underwriter may have requested or as required by book-entry registration not less than two full business days prior to the Closing Date. BSABS agrees to make the Public Certificates available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

     4. OFFERING BY UNDERWRITER. It is understood that the Underwriter proposes to offer the Public Certificates being purchased by it for sale as set forth in the Prospectus and that you will not offer, sell or otherwise distribute the Public Certificates (except for the sale thereof in exempt transactions) in any state in which the Public Certificates are not exempt from registration under "blue sky" or state securities laws (except where the Public Certificates will have been qualified for offering and sale at your direction under such "blue sky" or state securities laws).

     5. AGREEMENTS. BSABS agrees with the Underwriter that:

          (a) BSABS will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Mortgage Loans, and will promptly advise the Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Public Certificates, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Certificates), (iii) of any written notification received by BSABS of the suspension of qualification of the Public Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or to the knowledge of BSABS, the threatening of any proceeding for that purpose. BSABS will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in Section 5(b) hereof, BSABS will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Certificates) which shall be disapproved by the Underwriter after reasonable notice and review of such filing.

          (b) If, at any time when a prospectus relating to the Public Certificates is required to be delivered under the Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, BSABS promptly will notify the Underwriter and will, upon the request of the Underwriter, or may, after consultation with the Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (c) BSABS will furnish to the Underwriter and counsel to the Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Public Certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

          (i) BSABS will, as between itself and the Underwriter, pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the cost of delivering the Public Certificates to the Underwriter, insured to your reasonable satisfaction, (iii) the fees charged by securities rating agencies for rating the Certificates, (iv) the fees and expenses of Deloitte & Touche, accountants for the Trust Fund, (v) the fees and expenses of the Trustee, other than those to be borne by the Trustee, (vi) the fees and expenses of Wells Fargo, other than those to be borne by Wells Fargo, and (vii) all other costs and expenses incidental to the performance by BSABS of BSABS' obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Section 9 hereof, the Underwriter will pay all of its own expenses, including (i) the fees of any counsel to the Underwriter,
     (ii) any transfer taxes on resale of any of the Certificates by it, (iii) any advertising expenses connected with any offers that the Underwriter may make and (iv) any expenses for the qualification of the Certificates under "blue sky" or state securities laws, including filing fees and the fee and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey.

          (d) So long as any Certificates are outstanding, upon request of the Underwriter, BSABS will, or will cause the Securities Administrator to, furnish to the Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the EMC Master Servicer and the Wells Fargo Master Servicer under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee and the Securities Administrator pursuant to the Pooling and Servicing Agreement, (iii) each report of BSABS regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates and (iv) from time to time, such other information concerning the Certificates which may be furnished by BSABS or the Securities Administrator without undue expense and without violation of applicable law.

          (e) BSABS will file a current report on Form 8-K for purposes of filing any Computational Materials (as defined in the Indemnification Agreement) furnished to BSABS by the Underwriter prior to the time of filing of the Prospectus as provided in Section 5(a) hereof and will include therein all Computational Materials so furnished. In addition, BSABS will file all reports with respect to the Trust Fund required to be filed under the Exchange Act when the same are required thereby to be so filed.

     6. CONDITIONS TO THE OBLIGATIONS OF UNDERWRITER. The obligation of the Underwriter to purchase the Public Certificates to be purchased by it as indicated in the related Pricing Letter and as provided herein shall be subject to the accuracy in all material respects of the representations and warranties on the part of BSABS contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of BSABS made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by BSABS of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.

          (b) BSABS shall have furnished to the Underwriter a certificate, dated the Closing Date, of BSABS, signed by a vice president of BSABS, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

          (i) The representations and warranties of BSABS herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and BSABS has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to his knowledge, have been threatened as of the Closing Date;

          (iii) Nothing has come to the attention of such person that would lead him to believe that the Prospectus (other than any Computational Materials (as defined in the Indemnification Agreement) incorporated therein by reference) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of BSABS from the date of the Prospectus to the Closing Date.

          (c) The Seller shall have furnished to the Underwriter a certificate, dated the Closing Date, of the Seller, signed by a vice president or an assistant vice president of the Seller, to the effect that (i) the signer of such certificate has carefully examined the Prospectus and nothing has come to the attention of such person that would lead him to believe that the Prospectus contains any untrue statement of a material fact with respect to the Seller or the Mortgage Loans or omits to state any material fact with respect to the Seller or the Mortgage Loans necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and
(ii) the Seller has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date under this Agreement and the Pooling and Servicing Agreement.

          (d) Stroock & Stroock & Lavan LLP shall have furnished to the Underwriter their written opinion, as special counsel to BSABS, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

               (1) BSABS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Indemnification Agreement and the Pooling and Servicing Agreement, and to cause the Certificates to be issued;

               (2) To such counsel's knowledge, without independent investigation, BSABS is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which BSABS is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of BSABS or which might materially and adversely affect the properties or assets, taken as a whole, of BSABS;

               (3) This Agreement, the Indemnification Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by BSABS and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against BSABS in accordance with their respective terms, subject as to enforceability to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under the Indemnification Agreement, limitations of public policy under applicable securities laws.

               (4) To such counsel's knowledge without independent investigation, the execution, delivery and performance of this Agreement, the Indemnification Agreement and the Pooling and Servicing Agreement by BSABS, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates to such counsel's knowledge do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of which such counsel has knowledge and to which BSABS is a party or by which BSABS is bound or to which any of the property or assets of BSABS or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of BSABS, nor will such actions result in a violation of the provisions of the certificate of incorporation or by-laws of BSABS or to such counsel's knowledge any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over BSABS or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of BSABS.

               (5) The direction by BSABS to the Trustee to issue, authenticate and deliver the Certificates has been duly authorized by BSABS and, assuming that the Trustee has been duly authorized to do so, when executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (6) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates, the sale of the Certificates to the Underwriter, or the consummation by BSABS of the other transactions contemplated by this Agreement, the Indemnification Agreement and the Pooling and Servicing Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or state securities or "blue sky" laws as to which no opinion has been requested or need be given or as have been previously obtained.

               (7) There are not, to such counsel's knowledge, without independent investigation, any actions, proceedings or investigations pending with respect to which BSABS has received service of process before, or threatened by, any court, administrative agency or other tribunal to which BSABS is a party or of which any of its properties is the subject: (a) which, if determined adversely to BSABS, would have a material adverse effect on the business, results of operations or financial condition of BSABS; (b) which assert the invalidity of the Pooling and Servicing Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by BSABS of any of the transactions contemplated by the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by BSABS of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Indemnification Agreement, this Agreement or the Certificates.

               (8) The conditions to the use by BSABS of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

               (9) The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission.

               (10) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

               (11) The statements set forth in the base prospectus included in the Prospectus under the captions "Description of the Securities" and "The Agreements" and in the Prospectus Supplement under the captions "Description of the Certificates" to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement are fair and accurate in all material respects.

               (12) The statements set forth in the base prospectus included in the Prospectus under the captions "Material Federal Income Tax Considerations" and "ERISA Considerations" and in the Prospectus Supplement under the captions "Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

               (13) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

               (14) BSABS is not an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (15) Assuming timely REMIC elections are made and ongoing compliance with the Pooling and Servicing Agreement, each of REMIC I, REMIC II an REMIC III will constitute a real estate mortgage investment conduit under Section 860D of the Code and each Class of Certificates other than the Class R-1, Class R-2 and Class R-3 Certificates will be considered to be regular interests in a REMIC.

               (16) Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that no facts have come to the attention of such counsel which lead them to believe that: (i) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); or (ii) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to you.

          (e) Internal counsel for EMC, as Seller and as EMC Master Servicer, shall have furnished to the Underwriter a written opinion, addressed to the Underwriter and BSABS and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

               (1) EMC Mortgage Corporation ("EMC") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (2) The Pooling and Servicing Agreement and the Indemnification Agreement have each been duly authorized, executed and delivered by EMC.

               (3) No consent, approval or authorization of any New York or federal governmental agency or body or, to the best of such counsel's knowledge, any order or decree of any New York or federal court is required for the consummation by EMC of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Indemnification Agreement except any such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the Mortgage Loans evidenced by the Certificates to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed and any approvals as have been obtained.

               (4) The consummation of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Indemnification Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or by-laws of EMC, or, to the best of such counsel's knowledge, any indenture or other agreement or instrument to which EMC is a party or by which it is bound, any New York or federal law, statute or regulation applicable to EMC or, to the best of such counsel's knowledge, any order or decree of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over EMC.

               (5) There are no legal or governmental actions, investigations or proceedings pending to which EMC is a party, or, to the best of such counsel's knowledge, threatened against EMC, (A) asserting the invalidity of the Pooling and Servicing Agreement or the Indemnification Agreement, or (B) which might materially and adversely affect the performance by EMC of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement or the Indemnification Agreement .

     For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Seller a present intention to initiate such proceedings.

     Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller. Such opinion may be qualified as an opinion only on the laws of the Incorporation State and the federal law of the United States.

          (f) Stroock & Stroock & Lavan LLP, shall have furnished to the Underwriter a written opinion, addressed to the Underwriter and BSABS and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that, assuming due authorization, execution and delivery by the respective parties thereto, the Pooling and Servicing Agreement and the Indemnification Agreement each constitutes a legal, valid and binding agreement of EMC, enforceable against EMC in accordance with its terms, subject as to enforceability to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under the Indemnification Agreement, limitations of public policy under applicable securities laws.

          (g) The Underwriter shall have received the one or more opinions of counsel to the Trustee (one of whom may be in-house counsel), dated the Closing Date, each addressed to the Underwriter, and each in form and scope satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

               (1) The Trustee is a national banking association validly existing under the laws of the United States and has the power and authority to enter into, and to take all action required of it under, the Pooling and Servicing Agreement.

               (2) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforceability, to limitations of bankruptcy, insolvency, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity.

               (3) The Certificates have been duly executed by the Trustee and authenticated and delivered by the Trustee in accordance with the terms of the Pooling and Servicing Agreement.

               (4) The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its terms do not conflict with or result in a violation of (A) any law or regulation of the United States governing the banking or trust powers of the Trustee or (B) the charter or by-laws of the Trustee.

               (5) No approval, authorization, or other action by, or filing with, any governmental authority having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement, or the performance by the Trustee of the transactions contemplated by the Pooling and Servicing Agreement.

     Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee or its affiliates. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

          (h) The Underwriter shall have received one or more opinions of counsel (one of which may be from internal counsel) to Wells Fargo, as Wells Fargo Master Servicer and as Securities Administrator, in form and substance satisfactory to the Underwriter and counsel thereto.

          (i) BSABS' independent accountants, Deloitte & Touche, shall have furnished to the Underwriter a letter or letters addressed to the Underwriter and dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by BSABS and the Underwriter.

          (j) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of BSABS which in your reasonable judgment materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

          (k) The Public Certificates shall be rated not lower than the required ratings set forth under the heading "Ratings" in the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Certificates has been placed under review (otherwise than for possible upgrading).

          (l) The Underwriter shall have received copies of any opinions of counsel to BSABS supplied to the securities rating agencies relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

          (m) All Classes of Certificates being publicly offered by the Underwriter shall have been issued and paid for pursuant to the terms of this Agreement.

          (n) BSABS shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel.

          (o) The Indemnification Agreement and the Pricing Letter shall have been executed and delivered.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to BSABS in writing, or by telephone or telegraph confirmed in writing.

     7. TERMINATION. This Agreement shall be subject to termination in your absolute discretion, by notice given to BSABS prior to delivery of and payment for the Public Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in your judgment after consultation with BSABS, impracticable to market the Public Certificates on the terms specified in this Agreement.

     8. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of BSABS and its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or BSABS, and will survive delivery of and payment for the Public Certificates. The provisions of Section 5(d) and Section 9 hereof shall survive the termination or cancellation of this Agreement.

     9. REIMBURSEMENT OF UNDERWRITER EXPENSES. If for any reason, other than default by the Underwriter in its obligation to purchase the Public Certificates or termination by the Underwriter pursuant to Section 7 hereof, the Public Certificates are not delivered by or on behalf of BSABS as provided herein, BSABS will reimburse the Underwriter for all out-of-pocket expenses of the Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Public Certificates, but BSABS shall then be under no further liability to the Underwriter with respect to the Public Certificates, except as provided in Section 5(d) hereof.

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and their respective successors and assigns, and no other person will have any right or obligation hereunder.

     11. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK DISREGARDING PRINCIPLES OF CONFLICT OF LAWS.

     12. MISCELLANEOUS. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof, other than the Indemnification Agreement and the Pricing Letter. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     13. NOTICES. All communications hereunder shall be in writing and effective only on receipt and, if sent to the Underwriter, shall be delivered to the address specified on the signature page hereof; or if sent to BSABS, shall be delivered to Bear Stearns Asset Backed Securities, Inc., 383 Madison Avenue, New York, New York, 10179, attention of Chief Counsel.

                                      * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and between BSABS and the Underwriter on July 26, 2002 relating to Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2002-2.


                                      Very truly yours,

                                      BEAR STEARNS ASSET BACKED SECURITIES, INC.


                                      By:    /s/ Baron Silverstein
                                             -------------------------------
                                      Name:  Baron Silverstein
                                      Title: Vice President and Assistant
                                             Secretary

The foregoing Agreement is
hereby confirmed and accepted.

BEAR, STEARNS & CO. INC.


By:    /s/ Thomas Marand
       ------------------------
Name:  Thomas Marand
Title: Senior Managing Director

Address:  383 Madison Avenue
          New York, New York 10179